Contact:	Brian Beades
212-810-5596
ahr-info@blackrock.com

Anthracite Capital Announces Changes to Board of Directors

New York, May 22, 2007 – Anthracite Capital, Inc. (“Anthracite” or the “Company”) (NYSE:AHR) today announced that the Company’s shareholders have elected John B. Levy to the Board of Directors (“Board”) and re-elected Carl F. Geuther. Additionally, as previously announced, Leon T. Kendall’s retirement from the Board was effective following today’s annual stockholders’ meeting.

The Company also announced the resignation of board member Donald G. Drapkin, effective May 22, 2007. Mr. Drapkin’s decision was made in light of his recently joining Lazard Ltd. as Vice Chairman of Lazard International and Chairman of Lazard's Investment Committee. Mr. Drapkin, who has served on Anthracite’s Board of Directors since March 1998, was a member of the Company’s Compensation and Nominating & Governance Committees.

Following the above changes, the Board consists of seven directors, four of whom are not affiliated with the Company.

Chris Milner, Chief Executive Officer of the Company, stated, “We are extremely pleased to have John join the Board and would like to sincerely thank Don and Lee for their service on the Board."

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.154 trillion in global assets under management at March 31, 2007. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (“BlackRock”), Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or BlackRock; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of BlackRock to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2006 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this press release.